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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Encompass Services Corporation:

We consent to incorporation by reference in the registration statements (No. 333-41749, No. 333-41751, No. 333-58651, No. 333-60537, No. 333-69421, No.
333-78311, No. 333-93649, No. 333-35330, No. 333-35334 and No. 333-35418) on
Form S-8, the registration statements (No. 333-81201 and No. 333-93649) on Form S-4, and the registration statement (No. 333-93665) on Form S-3 of Encompass Services Corporation of our report dated February 20, 2001, except as to notes 13 and 16, which are as of December 3, 2001, relating to the consolidated balance sheet of Encompass Services Corporation and Subsidiaries as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity and other comprehensive income and cash flows for the year then ended, which report appears in this Form 8-K/A of Encompass Services Corporation.

KPMG LLP

Houston, Texas
December 3, 2001